Exhibit 10.27

AGREEMENT REGARDING ADDITIONAL SHARES

October 26, 2011

Oaktree Principal Fund V (Delaware), L.P.

Oaktree FF Investment Fund AIF (Delaware), L.P.

c/o Oaktree Capital Management, L.P.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Ladies and Gentlemen:

First BanCorp (the “Company”) has been informed that you are in the process of purchasing from persons to whom shares of the Company’s Common Stock (“Common Stock”) were issued at the Closing held on October 7, 2011, a total of 937,493 shares of Common Stock (the “Additional Shares”) as follows:

Purchaser	Shares
Oaktree Principal Fund V (Delaware), L.P.	775,588
Oaktree FF Investment Fund AIF (Delaware), L.P.	161,905

The Company agrees that it will for all purposes treat the Additional Shares that each of you is purchasing as though you had purchased those Additional Shares under the Amended and Restated Investment Agreement dated as of July 14, 2011 among the Company, Oaktree Principal Fund V (Delaware), L.P. and Oaktree FF Investment Fund AIF (Delaware), L.P. (the “Investment Agreement”). Without limiting what is said in the preceding sentence, the Company agrees that all the representations, warranties and covenants in the Investment Agreement will apply to the Additional Shares to the same extent that they apply to the Acquired Common Stock that is described in the Investment Agreement.

Very truly yours,

FIRST BANCORP

By:	/s/ Lawrence Odell
Lawrence Odell
Executive Vice President